Exhibit 99.1

OptimizeRx Sets First Quarter 2020 Conference Call for
Monday, May 4, 2020 at 4:30 p.m. ET

ROCHESTER, Mich. – April 16, 2020 – OptimizeRx Corp. (Nasdaq: OPRX), a leading provider of digital health solutions for life science companies and payers, will hold a conference call on Monday, May 4, 2020 at 4:30 p.m. Eastern time to discuss results for the first quarter ended March 31, 2020. The financial results will be issued in a press release prior to the call.

OptimizeRx management will host the call, followed by a question and answer period.

Date: Monday May 4, 2020

Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)

Toll-free dial-in number: 1-800-458-4148

International dial-in number: 1-323-794-2597

Conference ID: 2817301

Please call the conference telephone number five minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact CMA at 1-949-432-7566.

A replay of the call will be available after 7:30 p.m. Eastern time on the same day through May 25, 2020, as well as available for replay via the Investors section of the OptimizeRx website at optimizerx.com/investors.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 2817301

About OptimizeRx

OptimizeRx® (NASDAQ: OPRX), a digital health company, connects pharmaceutical companies to patients and providers, offering greater affordability, adherence and brand awareness at the point-of-care. As the nation’s largest digital platform connecting life sciences to the point-of-care, OptimizeRx provides a direct channel for pharma companies, payers, medtech, and medical associations to communicate with healthcare providers right within their workflow and also directly to patients.

The cloud-based solution supports patient adherence to medications and better healthcare outcomes with real-time access to financial assistance, prior authorization, education and critical clinical information. OptimizeRx provides more than half of the ambulatory patient market with access to these benefits through leading EHR platforms like Allscripts, Amazing Charts and Quest, and directly via its mobile communications platform and digital therapeutics SaaS platform.

For more information, follow the company on Twitter, LinkedIn or visit www.OptimizeRx.com.

Important Cautions Regarding Forward Looking Statements

This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended, and such as in section 21E of the Securities Act of 1934, as amended. These forward-looking statements should not be used to make an investment decision. The words 'estimate,' 'possible' and 'seeking' and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition, and other material risks.

OptimizeRx Contact

Doug Baker, CFO

Tel (248) 651-6568 x807

dbaker@optimizerx.com

Media Relations Contact

Maira Alejandra, Media Relations Manager

Tel (248) 651-6568 x807

malejandra@optimizerx.com

Investor Relations Contact

Ron Both, CMA

Tel (949) 432-7557

oprx@cma.team

2